RYAN SPECIALTY REPORTS FOURTH QUARTER 2023 RESULTS; INITIATES QUARTERLY DIVIDEND

- Total Revenue grew 22.5% year-over-year to $532.9 million -

- Organic Revenue Growth Rate of 16.0% year-over-year -

- Net Income of $58.5 million, or $0.18 per diluted share -

- Adjusted EBITDAC grew 24.6% year-over-year to $158.6 million -

- Adjusted Net Income increased 29.6% year over year to $95.7 million, or $0.35 per diluted share -

FEBRUARY 27, 2024 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the fourth quarter ended December 31, 2023.

Fourth Quarter 2023 Highlights

•
Revenue grew 22.5% year-over-year to $532.9 million, compared to $435.0 million in the prior-year period
•
Organic Revenue Growth Rate* was 16.0%, compared to 10.3% in the prior-year period
•
Net Income grew 27.8% year-over-year to $58.5 million, compared to $45.8 million in the prior-year period. Diluted Earnings per Share was $0.18
•
Adjusted EBITDAC* increased 24.6% to $158.6 million, compared to $127.3 million in the prior-year period
•
Adjusted EBITDAC Margin* of 29.8%, compared to 29.3% in the prior-year period
•
Adjusted Net Income* increased 29.6% to $95.7 million, compared to $73.8 million in the prior-year period
•
Adjusted Diluted Earnings per Share* increased 29.6%% to $0.35, compared to $0.27 in the prior-year period

Full Year 2023 Highlights

•
Revenue grew 20.4% year-over-year to $2,077.5 million, compared to $1,725.2 million in the prior-year
•
Organic Revenue Growth Rate* was 15.0%, compared to 16.4% in the prior-year
•
Net Income grew 19.1% year-over-year to $194.5 million, compared to $163.3 million in the prior-year
•
Diluted Earnings per Share was $0.52
•
Adjusted EBITDAC* increased 20.7% to $624.7 million, compared to $517.4 million in the prior-year
•
Adjusted EBITDAC Margin* of 30.1%, compared to 30.0% in the prior-year
•
Adjusted Net Income* increased 20.4% to $375.6 million, compared to $312.0 million in the prior-year
•
Adjusted Diluted Earnings per Share* increased 20.0% to $1.38, compared to $1.15 in the prior-year

“Our fourth quarter results capped off another great year, in which we delivered 15% organic revenue growth, 21% adjusted EBITDAC growth, and 20% adjusted EPS growth. Through a combination of our differentiated business model, industry leading talent, speed to market, innovative product development, and persistent dedication to our clients, we offer a winning formula for success,” said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. “We were very pleased with the success we had in executing on our M&A strategy, as we had our second largest year in acquired revenue and announced our agreement to acquire Castel. These acquisitions expand our total addressable market and provide valuable products and solutions to our clients. Additionally, given our balance sheet strength, broad financial flexibility, and strong free cash flow, we are pleased to initiate a quarterly cash dividend program to return capital to and create additional value for our investors. The decision by our Board to initiate a cash dividend program reflects confidence in our ability to continue to drive sustainable, profitable growth, generate strong cash flow over the long term and execute on our robust M&A program. In summary, we produced excellent results in 2023, are well positioned for another strong year in 2024, and are confident in our ability to deliver value to investors for years to come.”

Summary of Fourth Quarter 2023 Results

	Three Months Ended December 31,		Change
(in thousands, except percentages and per share data)	2023	2022	$	%
GAAP financial measures
Total revenue	$532,863	$435,015	$97,848	22.5%
Compensation and benefits	331,735	270,542	61,193	22.6
General and administrative	73,586	57,120	16,466	28.8
Total operating expenses	436,526	355,766	80,760	22.7
Operating income	96,337	79,249	17,088	21.6
Net income	58,503	45,782	12,721	27.8
Net income attributable to Ryan Specialty Holdings, Inc.	22,846	17,895	4,951	27.7
Compensation and benefits expense ratio (1)	62.3%	62.2%
General and administrative expense ratio (2)	13.8%	13.1%
Net income margin (3)	11.0%	10.5%
Earnings per share (4)	$0.19	$0.16
Diluted earnings per share (4)	$0.18	$0.14
Non-GAAP financial measures*
Organic revenue growth rate	16.0%	10.3%
Adjusted compensation and benefits expense	$310,416	$252,571	$57,845	23%
Adjusted compensation and benefits expense ratio	58.3%	58.1%
Adjusted general and administrative expense	$63,862	$55,182	$8,680	15.7%
Adjusted general and administrative expense ratio	12.0%	12.7%
Adjusted EBITDAC	$158,585	$127,262	$31,323	24.6%
Adjusted EBITDAC margin	29.8%	29.3%
Adjusted net income	$95,672	$73,833	$21,839	29.6%
Adjusted net income margin	18.0%	17.0%
Adjusted diluted earnings per share	$0.35	$0.27

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
Net income margin is defined as Net income divided by Total revenue.
(4)
See “Note 12, Earnings (Loss) Per Share” of the annual consolidated financial statements.

Ryan Specialty Initiates Quarterly Dividend

Today, Ryan Specialty’s board of directors (“Board”) declared a one-time special cash dividend of $0.23 per share on the Company's outstanding Class A common stock. In addition, the Board initiated a regular quarterly dividend of $0.11 per share on the Company's outstanding Class A common stock. Both the special and regular quarterly dividend will be payable on March 27, 2024 to stockholders of record as of the close of business on March 13, 2024.

The special dividend of $0.23 and $0.07 of the regular quarterly dividend will be funded by current and prior tax distributions from Ryan Specialty, LLC that are in excess of both the corporate income taxes payable by the Company as well as the Company's obligations pursuant to the Tax Receivable Agreement. The remaining $0.04 of the regular quarterly dividend will be funded by free cash flow from Ryan Specialty, LLC and will be payable to all holders of the Company's Class A common stock and the common units of Ryan Specialty, LLC. We intend to pay the regular cash dividend on a quarterly basis going forward, subject to market conditions, contractual agreements, and approval by our Board.

Fourth Quarter 2023 Review*

Total revenue for the fourth quarter of 2023 was $532.9 million, an increase of 22.5% compared to $435.0 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of 16.0%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended December 31, 2023, and increased Fiduciary investment income. We experienced growth across the majority of our property and casualty lines.

Total operating expenses for the fourth quarter of 2023 were $436.5 million, a 22.7% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior year resulting from higher compensation due to revenue growth and higher Restructuring and related expenses associated with ACCELERATE 2025, partially offset by a decline in Acquisition related long-term incentive compensation. General and administrative expense also increased compared to the prior-year period due to an increase in professional services in connection with revenue generating activities, higher Acquisition-related expenses, higher Restructuring and related expenses associated with ACCELERATE 2025, and continued normalization of business travel and client entertainment.

Net income for the fourth quarter of 2023 increased 27.8% to $58.5 million, compared to $45.8 million in the prior-year period. The increase was mainly due to stronger year-over-year revenue growth.

Adjusted EBITDAC grew 24.6% in the fourth quarter of 2023 to $158.6 million from $127.3 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 29.8%, compared to 29.3% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth and higher Fiduciary investment income, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the fourth quarter of 2023 increased 29.6% to $95.7 million, compared to $73.8 million in the prior-year period. Adjusted net income margin was 18.0%, compared to 17.0% in the prior-year period. Adjusted diluted earnings per share for the fourth quarter of 2023 increased 29.6% to $0.35, compared to $0.27 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Fourth Quarter and Year to Date 2023 Net Commissions and Fees by Specialty

Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended December 31,				Period over Period
(in thousands, except percentages)	2023	% of total	2022	% of total	Change
Wholesale Brokerage	$342,718	66.1%	$287,968	67.4%	$54,750	19.0%
Binding Authority	67,414	13.0	52,697	12.3	14,717	27.9
Underwriting Management	108,586	20.9	86,737	20.3	21,849	25.2
Total Net commissions and fees	$518,718		$427,402		$91,316	21.4%

	Year Ended December 31,				Period over Period
(in thousands, except percentages)	2023	% of total	2022	% of total	Change
Wholesale Brokerage	$1,319,056	65.1%	$1,129,241	66.0%	$189,815	16.8%
Binding Authority	275,961	13.6	231,048	13.5	44,913	19.4
Underwriting Management	431,579	21.3	351,572	20.5	80,007	22.8
Total Net commissions and fees	$2,026,596		$1,711,861		$314,735	18.4%

Liquidity and Financial Condition

As of December 31, 2023, the Company had Cash and cash equivalents of $838.8 million and outstanding debt principal of $2.0 billion.

Full Year 2024 Outlook*

The Company is initiating its full year 2024 outlook for both Organic Revenue Growth Rate and Adjusted EBITDAC Margin as follows:

•
Organic Revenue Growth Rate guidance for full year 2024 to be between 12.0% - 13.5%
•
Adjusted EBITDAC Margin guidance for full year 2024 to be between 31.0% - 31.5%

The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

* For a definition of Organic revenue growth rate and Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the ACCELERATE 2025 program, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2023 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”) that include, but are not limited to: the Company’s potential failure to develop a succession plan for the senior management team, including Patrick G. Ryan; the Company’s failure to recruit and retain revenue producers; the impact of breaches in security that cause significant system or network disruptions; the impact of improper disclosure of confidential, personal or proprietary data; the potential loss of the Company’s relationships with insurance carriers or its clients, becoming dependent upon a limited number of insurance carriers or clients or the failure to develop new insurance carrier and client relationships; the potential that the Company’s underwriting models contain errors or are otherwise ineffective; any damage to the Company’s reputation; the Company's failure to achieve the intended results of our restructuring program, ACCELERATE 2025; any failure to maintain the valuable aspects of our Company’s culture; the Company's inability to successfully recover upon experiencing a disaster or other business continuity problem; the impact of third parties that perform key functions of the Company's business operations acting in ways that harm our business; the cyclicality of, and the economic conditions in, the markets in which the Company operates; conditions that result in reduced insurer capacity; significant competitive pressures in each of the Company’s businesses; decreases in the premiums or commission rates set by insurers, or actions by insurers seeking repayment of commissions; decreases in the amounts of supplemental or contingent commissions the Company receives; the Company’s inability to collect its receivables; decreases in current market share as a result of disintermediation within the insurance industry; impairment of goodwill; the impact on our operations and financial condition from the effects of a pandemic or the outbreak of a contagious disease and resulting governmental and societal responses; the inability to maintain rapid growth or to generate sufficient revenue to achieve and maintain profitability; the impact if the Company’s MGU programs are terminated or changed; the risks associated with the evaluation of potential acquisitions and the integration of acquired businesses as well as introduction of new products, lines of business and markets; the occurrence of natural or man-made disasters; being subject to E&O claims as well as other contingencies and legal proceedings; not being able to generate sufficient cash flow to service all of the Company’s indebtedness and being forced to take other actions to satisfy its obligations under such indebtedness; the impact of being unable to refinance the Company’s indebtedness; and risks relating to the Company's organizational structure that could result in conflicts of interest between the holders of the LLC units and the holders of our Class A common stock.

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the audited consolidated financial statements in our Annual Report on Form 10-K filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate is defined as the percentage change in Total revenue, as compared to the prior-year period, adjusted for revenue attributable to acquisitions during their first 12 months of the Company’s ownership, and other adjustments such as contingent commissions, Fiduciary investment income, and the impact of changes in foreign exchange rates. The most directly comparable GAAP financial metric is Total revenue growth rate.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense (benefit), Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from long-term incentive plans associated with acquisitions. In 2023, Restructuring and related expense consisted of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates. See “Note 5, Restructuring” of the annual consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs. In 2022, Restructuring and related expense represented costs associated with the 2020 restructuring plan. Amortization and expense consisted of charges related to discontinued prepaid incentive programs. For the three months and year ended December 31, 2023, Other non-operating (income) loss included a $10.4 million charge related to the change in the TRA liability caused by a change in our blended state tax rates. For the three months and year ended December 31, 2022, Other non-operating (income) loss included income of $1.7 million and a $5.6 million charge, respectively, related to the change in the TRA liability caused by a change in our blended state tax rates. Equity-based compensation reflects non-cash equity-based expense. IPO related expenses include general and administrative expense associated with the preparations for Sarbanes-Oxley compliance, tax, and accounting advisory services and compensation-related expense primarily related to the revaluation of existing equity awards at IPO as well as expense for new awards issued at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our Initial Public Offering (the “IPO”), and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding non-voting common interest units of New Ryan Specialty, LLC (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and the effect of unvested equity awards were exchanged into shares of Class A common stock. The most directly comparable GAAP financial metric is Diluted earnings (loss) per share.

The reconciliations of the above non-GAAP measures to each of their most directly comparable GAAP financial measure are set forth in the reconciliation tables accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2024 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2023	2022	2023	2022
REVENUE
Net commissions and fees	$518,718	$427,402	$2,026,596	$1,711,861
Fiduciary investment income	14,145	7,613	50,953	13,332
Total revenue	$532,863	$435,015	$2,077,549	$1,725,193
EXPENSES
Compensation and benefits	331,735	270,542	1,321,029	1,128,981
General and administrative	73,586	57,120	276,181	196,971
Amortization	27,674	25,038	106,799	103,601
Depreciation	2,468	1,787	9,038	5,690
Change in contingent consideration	1,063	1,279	5,421	442
Total operating expenses	$436,526	$355,766	$1,718,468	$1,435,685
OPERATING INCOME	$96,337	$79,249	$359,081	$289,508
Interest expense, net	29,667	29,367	119,507	104,829
Loss (income) from equity method investment in related party	(2,849)	—	(8,731)	414
Other non-operating (income) loss	10,343	(1,759)	10,380	5,073
INCOME BEFORE INCOME TAXES	$59,176	$51,641	$237,925	$179,192
Income tax expense	673	5,859	43,445	15,935
NET INCOME	$58,503	$45,782	$194,480	$163,257
GAAP financial measures
Revenue	$532,863	$435,015	$2,077,549	$1,725,193
Compensation and benefits	331,735	270,542	1,321,029	1,128,981
General and administrative	73,586	57,120	276,181	196,971
Net income	58,503	45,782	194,480	163,257
Compensation and benefits expense ratio	62.3%	62.2%	63.6%	65.4%
General and administrative expense ratio	13.8%	13.1%	13.3%	11.4%
Net income margin	11.0%	10.5%	9.4%	9.5%
Earnings per share	$0.19	$0.16	$0.53	$0.57
Diluted earnings per share	$0.18	$0.14	$0.52	$0.52

Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages and per share data)	2023	2022	2023	2022
Non-GAAP financial measures*
Organic revenue growth rate	16.0%	10.3%	15.0%	16.4%
Adjusted compensation and benefits expense	$310,416	$252,571	$1,222,342	$1,021,823
Adjusted compensation and benefits expense ratio	58.3%	58.1%	58.8%	59.2%
Adjusted general and administrative expense	$63,862	$55,182	$230,467	$185,956
Adjusted general and administrative expense ratio	12.0%	12.7%	11.1%	10.8%
Adjusted EBITDAC	$158,585	$127,262	$624,740	$517,414
Adjusted EBITDAC margin	29.8%	29.3%	30.1%	30.0%
Adjusted net income	$95,672	$73,833	$375,582	$311,991
Adjusted net income margin	18.0%	17.0%	18.1%	18.1%
Adjusted diluted earnings per share	$0.35	$0.27	$1.38	$1.15

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	December 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$838,790	$992,723
Commissions and fees receivable – net	294,195	231,423
Fiduciary cash and receivables	3,131,660	2,611,647
Prepaid incentives – net	8,718	8,584
Other current assets	62,229	49,690
Total current assets	$4,335,592	$3,894,067
NON-CURRENT ASSETS
Goodwill	1,646,482	1,314,984
Customer relationships	572,416	457,131
Other intangible assets	38,254	29,313
Prepaid incentives – net	15,103	20,792
Equity method investment in related party	46,099	38,514
Property and equipment – net	42,427	31,271
Lease right-of-use assets	127,708	143,870
Deferred tax assets	383,816	396,814
Other non-current assets	39,312	56,987
Total non-current assets	$2,911,617	$2,489,676
TOTAL ASSETS	$7,247,209	$6,383,743
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$136,340	$119,022
Accrued compensation	419,560	350,369
Operating lease liabilities	21,369	22,744
Short-term debt and current portion of long-term debt	35,375	30,587
Fiduciary liabilities	3,131,660	2,611,647
Total current liabilities	$3,744,304	$3,134,369
NON-CURRENT LIABILITIES
Accrued compensation	24,917	10,048
Operating lease liabilities	154,457	151,944
Long-term debt	1,943,837	1,951,900
Tax Receivable Agreement liabilities	358,898	295,347
Other non-current liabilities	41,152	22,323
Total non-current liabilities	$2,523,261	$2,431,562
TOTAL LIABILITIES	$6,267,565	$5,565,931
STOCKHOLDERS' EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 118,593,062 and 112,437,825 shares issued and outstanding at December 31, 2023 and 2022, respectively)	119	112
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 141,621,188 and 147,214,275 shares issued and outstanding at December 31, 2023 and 2022, respectively)	142	147
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at December 31, 2023 and 2022)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2023 and 2022)	—	—
Additional paid-in capital	441,997	418,123
Retained earnings	114,420	53,988
Accumulated other comprehensive income	3,076	6,035
Total stockholders' equity attributable to Ryan Specialty Holdings, Inc.	$559,754	$478,405
Non-controlling interests	419,890	339,407
Total stockholders' equity	$979,644	$817,812
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,247,209	$6,383,743

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
(in thousands)	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$194,480	$163,257
Adjustments to reconcile net income to cash flows provided by operating activities:
Loss (income) from equity method investment in related party	(8,731)	414
Amortization	106,799	103,601
Depreciation	9,038	5,690
Prepaid and deferred compensation expense	12,192	28,831
Non-cash equity-based compensation	69,743	77,480
Amortization of deferred debt issuance costs	12,172	12,054
Amortization of interest rate cap premium	6,955	4,636
Deferred income tax expense (benefit)	7,134	8,986
Deferred income tax expense from common control reorganizations	18,356	—
Loss on extinguishment of existing debt	—	—
Loss on Tax Receivable Agreement	11,170	5,553
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(44,185)	(20,370)
Accrued interest liability	934	7,776
Other current assets and accrued liabilities	40,360	(63,659)
Other non-current assets and accrued liabilities	40,786	1,265
Total cash flows provided by operating activities	$477,203	$335,514
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations - net of cash acquired and cash held in a fiduciary capacity	(446,682)	—
Asset acquisitions	—	(7,714)
Repayments of prepaid incentives	228	337
Capital expenditures	(29,776)	(15,043)
Total cash flows used in investing activities	$(476,230)	$(22,420)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from senior secured notes	—	394,000
Payment of interest rate cap premium, net	—	(23,326)
Repayment of term debt	(16,500)	(16,500)
Debt issuance costs paid	—	(2,369)
Finance lease and other costs paid	—	(36)
Payment of contingent consideration	(4,477)	(6,241)
Purchase of remaining interest in Ryan Re	—	—
Repurchase of preferred equity	—	—
Tax distributions to LLC unitholders	(71,674)	(39,883)
Equity repurchases from pre-IPO unitholders	—	—
Repurchase of Class A common stock in the IPO	—	—
Repurchase of pre-IPO LLC Units and payment of Alternative TRA Payments	—	—
Issuance of Class A common stock in the IPO, net of offering costs paid	—	—
Repayment of unsecured promissory notes	—	—
Receipt of taxes related to net share settlement of equity awards	7,811	7,168
Taxes paid related to net share settlement of equity awards	(8,785)	(7,168)
Payment of Tax Receivable Agreement liabilities	(16,206)	(8,309)
Net change in fiduciary liabilities	97,221	17,420
Total cash flows provided by (used in) financing activities	$(12,610)	$314,756
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	584	(126)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(11,053)	$627,724
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,767,385	1,139,661
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,756,332	$1,767,385
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	$838,790	$992,723
Cash and cash equivalents held in a fiduciary capacity	917,542	774,662
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,756,332	$1,767,385

Reconciliation of Organic Revenue Growth Rate to Total Revenue Growth Rate

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Total Revenue Growth Rate (GAAP) (1)	22.5%	14.9%	20.4%	20.4%
Less: Mergers and Acquisitions (2)	(4.3)	(2.2)	(2.8)	(2.8)
Change in Other (3)	(2.2)	(2.4)	(2.6)	(1.2)
Organic Revenue Growth Rate (Non-GAAP)	16.0%	10.3%	15.0%	16.4%

(1)
For the three months ended December 31, 2023, December 31, 2023 revenue of $532.9 million less December 31, 2022 revenue of $435.0 million is a $97.8 million period-over-period change. The change, $97.8 million, divided by the December 31, 2022 revenue of $435.0 million, is a total revenue change of 22.5%. For the three months ended December 31, 2022, December 31, 2022 revenue of $435.0 million less December 31, 2021 revenue of $378.5 million is a $56.5 million period-over-period change. The change, $56.5 million, divided by the December 31, 2021 revenue of $378.5 million, is a total revenue change of 14.9%. For the year ended December 31, 2023, December 31, 2023 revenue of $2,077.5 million less December 31, 2022 revenue of $1,725.2 million is a $352.4 million period-over-period change. The change, $352.4 million, divided by December 31, 2022 revenue of $1,725.2 million, is a total revenue change of 20.4%. For the year ended December 31, 2022, December 31, 2022 revenue of $1,725.2 million less December 31, 2021 revenue of $1,432.8 million is a $292.4 million period-over-period change. The change, $292.4 million, divided by the December 31, 2021 revenue of $1,432.8 million, is a total revenue change of 20.4%.
(2)
The acquisitions adjustment excludes net commission and fees revenue generated during the first 12 months following an acquisition. The total adjustment for the three months ended December 31, 2023 and 2022 was $18.6 million and $8.5 million, respectively. The total adjustment for the year ended December 31, 2023 and 2022 was $48.2 million and $40.0 million, respectively.
(3)
The other adjustments exclude the period-over-period change in contingent commissions, fiduciary investment income, and foreign exchange rates. The total adjustment for the three months ended December 31, 2023 and 2022 was $9.6 million and $8.9 million, respectively. The total adjustment for the year ended December 31, 2023 and 2022 was $44.6 million and $16.0 million, respectively.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Total Revenue	$532,863	$435,015	$2,077,549	$1,725,193
Compensation and Benefits Expense	$331,735	$270,542	$1,321,029	$1,128,981
Acquisition-related expense	(856)	—	(4,186)	(122)
Acquisition related long-term incentive compensation (1)	6,036	88	4,334	(22,093)
Restructuring and related expense	(9,244)	—	(22,651)	(724)
Amortization and expense related to discontinued prepaid incentives	(1,648)	(1,663)	(6,441)	(6,738)
Equity-based compensation	(7,940)	(5,380)	(31,047)	(23,390)
IPO related expenses	(7,667)	(11,016)	(38,696)	(54,091)
Adjusted Compensation and Benefits Expense (2)	$310,416	$252,571	$1,222,342	$1,021,823
Compensation and Benefits Expense Ratio	62.3%	62.2%	63.6%	65.4%
Adjusted Compensation and Benefits Expense Ratio	58.3%	58.1%	58.8%	59.2%
(1)
In the fourth quarter of 2023, Acquisition related long-term incentive compensation includes a $6.8 million expense reversal related to the claw back of an All Risks LTIP payment from a terminated employee.

(2)
Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Total Revenue	$532,863	$435,015	$2,077,549	$1,725,193
General and Administrative Expense	$73,586	$57,120	$276,181	$196,971
Acquisition-related expense	(6,891)	(1,710)	(19,088)	(4,477)
Restructuring and related expense	(2,833)	—	(26,626)	(4,993)
IPO related expenses	—	(228)	—	(1,545)
Adjusted General and Administrative Expense (1)	$63,862	$55,182	$230,467	$185,956
General and Administrative Expense Ratio	13.8%	13.1%	13.3%	11.4%
Adjusted General and Administrative Expense Ratio	12.0%	12.7%	11.1%	10.8%
(1)
Adjustments made to General and administrative expense are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Total Revenue	$532,863	$435,015	$2,077,549	$1,725,193
Net Income	$58,503	$45,782	$194,480	$163,257
Interest expense, net	29,667	29,367	119,507	104,829
Income tax expense	673	5,859	43,445	15,935
Depreciation	2,468	1,787	9,038	5,690
Amortization	27,674	25,038	106,799	103,601
Change in contingent consideration	1,063	1,279	5,421	442
EBITDAC	$120,048	$109,112	$478,690	$393,754
Acquisition-related expense	7,747	1,710	23,274	4,599
Acquisition related long-term incentive compensation (1)	(6,036)	(88)	(4,334)	22,093
Restructuring and related expense	12,077	—	49,277	5,717
Amortization and expense related to discontinued prepaid incentives	1,648	1,663	6,441	6,738
Other non-operating loss (income)	10,343	(1,759)	10,380	5,073
Equity-based compensation	7,940	5,380	31,047	23,390
IPO related expenses	7,667	11,244	38,696	55,636
(Income) / loss from equity method investments in related party	(2,849)	—	(8,731)	414
Adjusted EBITDAC (2)	$158,585	$127,262	$624,740	$517,414
Net Income Margin	11.0%	10.5%	9.4%	9.5%
Adjusted EBITDAC Margin	29.8%	29.3%	30.1%	30.0%
(1)
In the fourth quarter of 2023, Acquisition related long-term incentive compensation includes a $6.8 million expense reversal related to the claw back of an All Risks LTIP payment from a terminated employee.
(2)
Adjustments made to Net income are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages)	2023	2022	2023	2022
Total Revenue	$532,863	$435,015	$2,077,549	$1,725,193
Net Income	$58,503	$45,782	$194,480	$163,257
Income tax expense	673	5,859	43,445	15,935
Amortization	27,674	25,038	106,799	103,601
Amortization of deferred debt issuance costs (1)	3,047	3,037	12,172	12,054
Change in contingent consideration	1,063	1,279	5,421	442
Acquisition-related expense	7,747	1,710	23,274	4,599
Acquisition related long-term incentive compensation	(6,036)	(88)	(4,334)	22,093
Restructuring and related expense	12,077	—	49,277	5,717
Amortization and expense related to discontinued prepaid incentives	1,648	1,663	6,441	6,738
Other non-operating loss (income)	10,343	(1,759)	10,380	5,073
Equity-based compensation	7,940	5,380	31,047	23,390
IPO related expenses	7,667	11,244	38,696	55,636
(Income) / loss from equity method investments in related party	(2,849)	—	(8,731)	414
Adjusted Income before Income Taxes (2)	$129,497	$99,145	$508,367	$418,949
Adjusted tax expense (3)	(33,825)	(25,312)	(132,785)	(106,958)
Adjusted Net Income	$95,672	$73,833	$375,582	$311,991
Net Income Margin	11.0%	10.5%	9.4%	9.5%
Adjusted Net Income Margin	18.0%	17.0%	18.1%	18.1%
(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Adjustments made to Net income are described in definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”
(3)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and twelve months ended December 31, 2023, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and twelve months ended December 31, 2022, this calculation of adjusted tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Earnings per share of Class A common stock – diluted	$0.18	$0.14	$0.52	$0.52
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	—	(0.08)	(0.03)	(0.29)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.04	0.10	0.24	0.38
Plus: Adjustments to Adjusted net income (3)	0.14	0.10	0.67	0.56
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.00)	(0.02)	(0.02)
Adjusted diluted earnings per share	$0.35	$0.27	$1.38	$1.15

(Share count in '000s)
Weighted-average shares of Class A common stock outstanding – diluted	128,295	267,771	125,745	265,750
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	140,632	—	142,384	—
Plus: Dilutive impact of unvested equity awards (4)	3,534	2,871	4,137	4,731
Adjusted diluted earnings per share diluted share count	272,461	270,642	272,266	270,481
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended December 31, 2023 and 2022, this removes $0.4 million and $20.8 million of Net income, respectively, on 128.3 million and 267.8 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31, 2023 and 2022, this removes $4.2 million and $76.3 million of Net income, respectively, on 128.3 million and 267.8 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 12, Earnings (Loss) Per Share” of the annual consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income that would be outstanding if all LLC Common Units (together with shares of Class B common stock) and vested Class C Incentive Units were exchanged for shares of Class A common stock. For the three months ended December 31, 2023 and 2022, this includes $35.7 million and $27.9 million of Net income, respectively, on 268.9 million and 267.8 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the twelve months ended December 31, 2023 and 2022, this includes $133.4 million and $102.2 million of Net income, respectively, on 268.1 million and 265.8 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended December 31, 2022, 144.0 million weighted average outstanding LLC Common Units were considered dilutive and included in the 267.8 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. For the twelve months ended December 31, 2022, 144.0 million weighted average outstanding LLC Common Units were considered dilutive and included in the 265.8 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 12, Earnings (Loss) Per Share” of the annual consolidated financial statements.
(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 268.9 million and 267.8 million Weighted-average shares of Class A common stock outstanding - diluted for the three months ended December 31, 2023 and 2022, respectively, and on 268.1 million and 265.8 million shares of Weighted-average shares of Class A common stock outstanding - diluted for the twelve months ended December 31, 2023 and 2022, respectively.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 12, Earnings (Loss) Per Share” of the annual consolidated financial statements. For the three months ended December 31, 2023 and 2022, 3.5 million and 2.9 million shares were added to the calculation, respectively, and for the year ended December 31, 2023 and 2022, 4.1 million and 4.7 million shares were added to the calculation, respectively.